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J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                               CORDIS CORPORATION
                                       AT

                               $100 NET PER SHARE
                                       BY

                             JNJ ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               JOHNSON & JOHNSON

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 16, 1995,
                         UNLESS THE OFFER IS EXTENDED.

                                                                October 19, 1995

To Brokers, Dealers, Banks,
  Trust Companies and other Nominees:

     We have been engaged by JNJ Acquisition Corp., a New Jersey corporation (the "Purchaser"), which is a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation ("J&J"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Cordis Corporation, a Florida corporation (the "Company"), including any associated rights (the "Rights") issued pursuant to the Rights Agreement of the Company (the "Rights Agreement"), at $100 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated October 19, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

     UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, SHAREHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 2 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

     Enclosed herewith are copies of the following documents:

          1. Offer to Purchase dated October 19, 1995;

          2. Letter of Transmittal to be used by shareholders of the Company in accepting the Offer;

          3. A printed form of letter that may be sent to your clients for whose account you hold Shares or Rights in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;
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          4. Notice of Guaranteed Delivery;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelope addressed to First Chicago Trust Company of New York, the Depositary.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES THAT WOULD REPRESENT A MAJORITY OF ALL OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE, (2) THE RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED CASH MERGER (AS DEFINED IN THE OFFER TO PURCHASE),
(3) THE ACQUISITION OF SHARES PURSUANT TO THE PROPOSED CASH MERGER HAVING BEEN APPROVED PURSUANT TO SECTION 607.0901 OF THE FLORIDA BUSINESS CORPORATION ACT ("SECTION 607.0901") OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SECTION 607.0901 ARE OTHERWISE INAPPLICABLE TO THE ACQUISITION OF SHARES PURSUANT TO THE PROPOSED CASH MERGER AND (4) THE ACQUISITION OF SHARES PURSUANT TO THE OFFER HAVING BEEN APPROVED PURSUANT TO
SECTION 607.0902 OF THE FLORIDA BUSINESS CORPORATION ACT ("SECTION 607.0902") OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF
SECTION 607.0902 ARE OTHERWISE INAPPLICABLE TO THE ACQUISITION OF SHARES PURSUANT TO THE OFFER.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 16, 1995, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

     Neither the Purchaser nor J&J will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares and Rights pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

     Additional copies of the enclosed material may be obtained by contacting the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, J&J, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.